UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2012

TIB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)
(239) 263-3344
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01              Completion of Acquisition or Disposition of Assets.

                On September 20, 2012, pursuant to the terms and conditions of the Plan of Merger, dated September 1, 2011 (the “TIB Plan of Merger”) by Capital Bank Financial Corp., a Delaware corporation (formerly known as North American Financial Holdings, Inc.) (“CBF”) and TIB Financial Corp., a Florida corporation and subsidiary of CBF (the “Company”), the Company merged with and into CBF, with CBF continuing as the surviving corporation (the “TIB Merger”).

                Pursuant to the TIB Plan of Merger, each share of Company common stock, par value $0.10 per share (the “Company Common Stock”), issued and outstanding immediately prior to the completion of the TIB Merger, except for shares for which appraisal rights are properly exercised and certain shares held by CBF or the Company, was converted into the right to receive 0.7205 of a share of CBF’s Class A common stock, par value $0.01 per share (the “CBF Common Stock”), plus cash in lieu of fractional shares.

                In addition, each option to purchase Company Common Stock granted by the Company outstanding immediately prior to completion of the TIB Merger was converted into an option to purchase shares of CBF Common Stock, subject to the same terms and conditions that applied to the Company option before the effective time of the TIB Merger. The number of shares of CBF Common Stock subject to these stock options, and the exercise price of the Company stock options, was adjusted based on the exchange ratio of 0.7205.

                This description of the TIB Plan of Merger does not purport to be complete and is qualified in its entirety by reference to the TIB Plan of Merger, which is incorporated by reference to Exhibit 2.1.

Item 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing.

                The Company has notified The Nasdaq Capital Market (“Nasdaq”) that at the effective time of the TIB Merger, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the TIB Merger, except for shares for which appraisal rights are properly exercised and certain shares held by CBF or the Company, was converted into the right to receive 0.7205 of a share of CBF Common Stock, plus cash in lieu of fractional shares. The Company requested that Nasdaq file a notification of removal from listing on Form 25 with the Securities and Exchange Commission to delist the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. Accordingly, trading of the Company Common Stock on Nasdaq was suspended prior to the commencement of trading on September 20, 2012.

Item 3.03              Material Modification to Rights of Security Holders.

                The information set forth in Item 2.01 above is incorporated herein by reference.  As a result of the TIB Merger, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the TIB Merger was converted into the right to receive 0.7205 of a share of CBF Common Stock, plus cash in lieu of fractional shares.

Item 9.01              Financial Statements and Exhibits.

(b) Pro Forma Financial Information

                Pro forma financial information related to the TIB Merger described above was previously filed in the Form 8-K filed by the Company on November 17, 2011.

(d) Exhibits

Exhibit No.	Description
2.1

Plan of Merger adopted by the Board of Directors of North American Financial Holdings, Inc. on September 1, 2011 (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-4 of North American Financial Holdings, Inc. (File No. 333-176726), filed on September 8, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.
Date: September 20, 2012	By:	/s/ Christopher G. Marshall
	Name:	Christopher G. Marshall
	Title:	Chief Financial Officer